Exhibit 99.1

FOR IMMEDIATE RELEASE

Ligand Completes Acquisition of XOMA Royalty, Creating a Portfolio of More than 200 Biopharmaceutical Royalty Assets

Acquisition adds seven commercial products including VABYSMO® (faricimab-svoa), OJEMDA™ (tovorafenib), and MIPLYFFA® (arimoclomol), and more than 100 development and commercial-stage assets, creating long-term opportunities to drive growth

Ligand to provide updated 5-year outlook during Investor Day on December 8, 2026

JUPITER, Fla., July 14, 2026 – Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) today announced it has completed its acquisition of XOMA Royalty Corporation (“XOMA Royalty”), a biotechnology royalty aggregator, for $39.00 per share of common stock in cash, for a total equity value of approximately $739 million. XOMA Royalty stockholders also received one non-transferable Contingent Value Right (“CVR”) per share entitling the holder to receive a portion of 75% of the net proceeds that may result from certain pending litigation at XOMA Royalty.

“At Ligand, we are focused on building a diversified portfolio of high-value royalty assets tied to innovative medicines that have the potential to improve patient outcomes around the world,” said Todd Davis, CEO of Ligand. “Over the past several years, we have executed a disciplined strategy to expand, diversify and strengthen our royalty portfolio, and the acquisition of XOMA Royalty meaningfully advances that vision. This transaction adds exposure to high-quality commercial and development-stage assets and enhances our ability to generate durable, long-term shareholder value, marking an important milestone in our evolution as a leading biopharmaceutical royalty aggregator.”

This acquisition strengthens Ligand’s royalty portfolio by adding seven commercial products, including Roche’s VABYSMO® (faricimab-svoa), Servier’s OJEMDA™ (tovorafenib), and Zevra Therapeutics’ MIPLYFFA® (arimoclomol). Additionally, it includes 14 late-stage development programs, featuring Takeda’s mezagitamab and certain assets from Takeda’s externalized asset portfolio, such as osavampator, volixibat, and OHB-607, along with more than 100 assets in various stages of development. As a result, Ligand’s portfolio has more than doubled in size, now comprising over 200 commercial, clinical, and preclinical stage royalty assets.

The closing of the transaction met Ligand’s original timeline expectations. The transaction is expected to be immediately accretive and to add approximately $0.50 and $1.50 per share to Ligand’s projected 2026 and 2027 adjusted earnings per share1, respectively. Ligand will provide an updated 5-year outlook during the Company’s Investor Day on December 8, 2026.

In connection with the completion of the transaction, XOMA Royalty common stock ceased trading on The Nasdaq Global Market.

Advisors

Stifel served as lead financial advisor, Citi served as financial advisor, Paul Hastings LLP served as legal advisor, and Collected Strategies served as strategic communications advisor to Ligand. Leerink Partners served as lead financial advisor, H.C. Wainwright & Co. served as financial advisor, and Gibson, Dunn & Crutcher LLP served as legal advisor to XOMA Royalty.

About Ligand

Ligand is a leading royalty aggregator, partnering with biopharmaceutical companies to finance and advance late-stage clinical development programs. Ligand owns and manages one of the largest and most diversified portfolios of biopharmaceutical royalties in the industry, with economic interests in more than 200 development and commercial-stage assets. Ligand funds high-value programs in exchange for long-term economic interests, aligning capital with clinical and commercial success. Ligand’s royalty portfolio is designed to deliver consistent and predictable revenue streams across a broad range of therapeutic assets. Ligand also licenses its proprietary technologies, Captisol® and NITRICIL™, to support drug development and formulation across its global partner network. For more information, visit www.ligand.com or follow Ligand on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including information about, among other topics, Ligand’s acquisition of XOMA Royalty, Ligand’s and XOMA Royalty’s products pipeline and the substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; the risk that XOMA Royalty stockholders may receive no payment with respect to the CVRs; disruption from the transaction making it more difficult to maintain business and operational relationships, including the ability to attract and retain highly qualified management and other clinical and scientific personnel; negative effects of this announcement or the completion of the acquisition on the market price of Ligand’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the acquisition of XOMA Royalty’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; risks and uncertainties related to issued or future executive orders or other new, or changes in, laws, regulations or policy; changes in tax and other laws, regulations, rates and policies; the uncertainties inherent in business and financial planning, including, without limitation, risks related to Ligand’s business and prospects, adverse developments in Ligand’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment, tariffs and other trade policies or economies generally; future business combinations or disposals; uncertainties regarding the commercial success of commercialized and/or pipeline products; risks associated with drug development; Ligand’s reliance on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections, which may not be received; the uncertainties inherent in research and development, including the ability of Ligand’s partners to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with initial, preliminary or interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical trials conducted by Ligand’s partners; whether and when drug applications may be filed in any jurisdictions for pipeline products for any potential indications by Ligand’s partners; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; and decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of such products.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Ligand and XOMA Royalty described in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” (in the case of Ligand) and “Forward Looking Statements” (in the case of XOMA Royalty) sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission (the “SEC”), all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ligand assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Ligand gives no assurance that it will achieve its expectations.

Contacts

Investors:

Melanie Herman

investors@ligand.com

(858) 550-7761

Media:

Nick Lamplough/Jude Gorman

Ligand-CS@collectedstrategies.com

(917) 885-1013

[1]

The financial outlook, expectations and other forward-looking statements provided by Ligand for 2026 and beyond reflect Ligand’s judgment based on the information available at the time of this release. Please see the Forward-looking Statements section in this release for factors that may impact Ligand’s ability to meet expectations. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking core adjusted earnings per diluted share for 2027 is not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components thereof. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.